Exhibit 99.1

resTORbio Reports First Quarter 2018 Financial Results

Last patient dosed in Phase 2b trial; topline data now expected in third quarter of 2018

BOSTON, Massachusetts, May 10, 2018 – resTORbio, Inc. (NASDAQ:TORC), a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases, today reported financial results and provided a corporate update for the first quarter ended March 31, 2018.

“During the quarter, we continued to make progress towards our goal of treating aging-related diseases. As patients age, the decline in multiple organ systems is regulated by a discrete set of signaling pathways, most notably TORC1. The goal of our large ongoing Phase 2b trial is to determine if TORC1 inhibition improves the function of the immune system and thereby reduces the incidence of respiratory tract infections in the elderly. We have completed the dosing of all patients in this study, and we now expect to report topline 16-week data in the third quarter of 2018,” said Chen Schor, President and CEO of resTORbio. “Additionally, we expect to initiate a proof-of-concept study in another aging-related disease later this year based on data demonstrating that TORC1 inhibition improves the function of multiple organ systems in aging preclinical species.”

Recent Highlights and Outlook

Dosing Complete in Phase 2b Study; Topline Data in Third Quarter of 2018: Building on positive Phase 2a results that will be published later this year, a randomized, double-blind placebo-controlled Phase 2b trial was initiated in May 2017. The trial is designed to evaluate the safety, tolerability and efficacy of RTB101, an orally-administered selective TORC1 inhibitor, alone or in combination with everolimus, in reducing the incidence of respiratory tract infections (RTIs) in 652 elderly subjects. In the U.S., RTIs are the fourth leading cause of hospitalizations and the seventh leading cause of death in people age 65 years and older. RTB101 alone or in combination with everolimus has the potential to be the first immunotherapy to reduce the incidence of RTIs regardless of the causative pathogen, and to shift the treatment paradigm for at-risk elderly patients. Topline 16-week data from this trial are expected in the third quarter of 2018.

Continued Focus on Selective and Complete Inhibition of TORC1: Inhibition of TORC1, an evolutionary-conserved pathway, may improve the function of multiple organ systems that fail or decline in function with age, including the immune, cardiovascular and neurologic systems. Selective and broad inhibition of TORC1 has been shown to extend lifespan and ameliorate several aging-related diseases in preclinical studies. Importantly, two Phase 2a studies in almost 500 elderly subjects suggest that TORC1 inhibition may have therapeutic benefit by improving the function of the aging immune system.

Data-Driven Approach to Expand into Additional Aging-Related Diseases: The Company intends to leverage learnings from its ongoing Phase 2b trial, together with preclinical data demonstrating therapeutic benefit of TORC1 inhibition, to further develop RTB101, alone or in combination with everolimus, for the treatment of additional aging-related indications. Within the ongoing Phase 2b trial, cardiac function and the incidence of urinary tract infections will be assessed to signal detect for potential future indications. The Company plans to initiate at least one additional Phase 2 proof-of-concept study in an aging-related disease in 2018.

Successfully Completed IPO in First Quarter 2018: In January, the Company completed a successful initial public offering (IPO) of 6,516,667 shares of common stock at a public offering price of $15.00 per share, including the full exercise by the underwriters of their option to purchase additional shares. Net proceeds from the IPO were approximately $89.4 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company.

First Quarter 2018 Financial Results

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R&D Expenses: R&D expenses were $8.1 million for the three months ended March 31, 2018 compared to $3.3 million for the three months ended March 31, 2017. The increase was primarily attributable to expenses related to the Company’s ongoing Phase 2b clinical trial.

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G&A Expenses: General and administrative expenses were $2.1 million for the three months ended March 31, 2018 compared to $63,000 for the three months ended March 31, 2017. The increase was primarily related to operating costs as a result of the Company’s transition from a private company to a public company, including legal, accounting, insurance and investor relations expenses.

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Net Loss: Net loss was $9.9 million, or $0.46 per share, for the three months ended March 31, 2018 compared to a net loss of $3.4 million, or $1.20 per share, for the three months ended March 31, 2017.

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Cash and Cash Equivalents: Cash and cash equivalents were $135.7 million as of March 31, 2018. The Company expects that its cash and cash equivalents as of March 31, 2018 will be sufficient to fund its operating expenses through 2020.

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases. resTORbio’s lead program is targeting the selective inhibition of TORC1 - an evolutionary conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiac and neurologic systems. RTB101, resTORbio’s lead drug candidate, is a selective, orally administered, TORC1 inhibitor currently being investigated in a Phase 2b clinical trial as a first in-class immunotherapy for reducing the incidence of respiratory tract infections in the elderly by enhancing the function of the immune system. The Company expects to develop RTB101 for additional aging-related indications such as heart failure or neurodegenerative diseases.

Forward Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our plans to develop and commercialize RTB101 alone or in combination with everolimus, including the therapeutic potential and clinical benefits thereof, our ongoing and future clinical trials for RTB101 alone or in combination with everolimus, including the timing of initiation of these trials and of the anticipated results, the therapeutic potential of TORC1 inhibition to address aging-related indications, and our financial position and expected cash runway, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the delay of any planned clinical trials and/or development of RTB101, either alone or in combination with everolimus; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled "Risk Factors" in  the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in resTORbio's subsequent filings with the Securities and Exchange Commission.  In addition, any forward-looking statements represent resTORbio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact:
Beth DelGiacco

Stern Investor Relations, Inc.
212-362-1200
beth@sternir.com

Media Contact:

Michael Lampe

Scient PR
484-575-5040
michael@scientpr.com

RESTORBIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Operating expenses:
Research and development	$8,106	$3,294
General and administrative	2,094	63
Total operating expenses	10,200	3,357
Loss from operations	(10,200)	(3,357)
Other expense, net	341	—
Net loss	$(9,859)	$(3,357)
Net loss per share —basic and diluted	$(0.46)	$(1.20)
Weighted-average number of common shares used in net loss per share —basic and diluted	21,523	2,790

RESTORBIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$135,705	$53,349
Prepaid expenses and other current assets	1,140	876
Deferred offering costs	—	929
Total current assets	136,845	55,154
Restricted cash	84	—
Property and equipment, net	316	39

Total assets	$137,245	$55,193

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,480	$1,515
Accrued liabilities	4,854	3,987
Funding advance	500	—
Total current liabilities	6,834	5,502
Other liabilities	28	—
Total liabilities	6,862	5,502

Redeemable convertible preferred stock	—	81,620

Stockholders' equity (deficit):
Common stock	3	1
Additional paid-in capital	174,018	1,849
Accumulated deficit	(43,638)	(33,779)
Total stockholders' equity (deficit)	130,383	(31,929)

Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$137,245	$55,193